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                                                                    Exhibit 1(a)

                                   May 4, 1993

I hereby certify the following to be a true and correct copy of an extract from the minutes of the Provident Mutual Life Insurance Company of Philadelphia held on October 19, 1992:

     "Adopted were resolutions establishing a separate account designated as the Provident Mutual Variable Annuity Separate Account, a copy of which is filed with these minutes." (See Attached)







                                                /s/ Joseph A. Kenney, Jr.
                                                --------------------------------
                                                Joseph A. Kenney, Jr., Secretary











9




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                                   RESOLUTIONS


1. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia, pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated as the Provident Mutual Variable Annuity Separate Account (Separate Account) with the following investment divisions: Growth, Money Market, Bond, Managed, Aggressive Growth and International.

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer, or Counsel each be authorized to take all necessary and appropriate action to accomplish the registration of the Separate Account as an investment company under the Investment Company Act of 1940 and the registration of the variable annuity contracts in connection with the Separate Account as securities under the Securities Act of 1933, and to take all action necessary to comply with the Acts, including but not limited to the execution and filing of registration statements and amendments thereto, applications for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Separate Account and the distribution of variable annuity contracts carrying an interest in the Separate Account assets;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to adopt Rules and Regulations for the administration of the Separate Account;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with the Market Street Fund, Inc., for the provision of services to the Separate Account.

2. BE IT RESOLVED, that the following Standards of Conduct with respect to investments of the above Separate Account and variable annuity operations are hereby adopted:

      Unless otherwise approved in writing by the insurance commissioner of the applicable state in advance of the transaction, with respect to the Separate Account, the Company shall not:

      1. Sell to, or purchase from, such Separate Account established by the company any securities or other property, other than variable annuity contracts.

      2. Purchase, or allow to be purchased, for such Separate Account, any securities of which the Company or an affiliate is the issuer.

      3. Accept any compensation, other than a regular salary or wages from the Company or affiliate, for the sale or purchase of securities to or from such Separate Account other than as provided by law.

      4. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliate participates with such Separate Account in any transaction in which the Company or any of its affiliates obtain an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service or is disadvantaged in any of these respects by the same transaction.
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      5.    Borrow money or securities from such Separate Account other than under a policy loan provision.

3. BE IT RESOLVED, that the following Standards of Suitability shall apply to Provident Mutual Life Insurance Company of Philadelphia, its officers, directors, employees, affiliates and agents with respect to the suitability of a variable annuity contract for an applicant for such contract:

      No recommendation shall be made to an applicant to purchase a variable annuity contract, and no variable annuity contract shall be issued, in the absence of reasonable grounds to believe that the purchase of such a contract is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry into the following subjects of concern to the applicant:

            1)  the applicant's insurance and investment objectives;

            2)  the applicant's financial situation and needs; and

            3) other relevant information known to Provident Mutual Life Insurance Company of Philadelphia or the agent making the recommendation.

      A copy of this resolution shall be distributed to the officers, employees, affiliates and agents of this Company.

      AND BE IT FURTHER RESOLVED, that the President, a Vice President, Secretary or other appropriate officer of the Company be, and hereby are, authorized and directed to carry into full force and effect the purposes and provisions of this resolution.

4. RESOLVED, that the Certificate of Authority for Provident Mutual Life Insurance Company of Philadelphia be amended, where required, to enable the Company to sell variable annuity contracts;

      FURTHER RESOLVED, that the President, Vice President, Secretary, or Counsel of the Company each be, and hereby are, authorized to take all necessary and appropriate action to effectuate such amendment.